SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2005

Delta Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1000 Woodbury Road, Suite 200, Woodbury, New York  11797-9003
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 8, 2005, Delta Financial Corporation issued a press release announcing the pricing of its quarterly securitization. As described in more detail in the Registrant’s Interim Report on Form 10-Q filed in 2005, securitizations effectively provide the Registrant with a source of long-term financing. In a securitization, the Registrant pools together loans, typically each quarter, and conveys these loans to a newly formed securitization trust. For securitizations structured as a financing, like the Registrant’s 2005-2 transaction, the securitization trust is formed as an owner trust (which is consolidated for financial reporting purposes). These trusts are established for the limited purpose of buying the Registrant’s mortgage loans and are bankruptcy remote - meaning that purchasers of asset-backed securities may rely on the cash flows generated from the assets held by the securitization trust for payment and not upon the Registrant for payment; likewise, the assets held by the securitization trust are not available to the Registrant’s general creditors. The Registrant carries no contractual obligation related to these trusts or the loans sold to them, nor does the Registrant have any direct or contingent liability related to the trusts, except for the standard representations and warranties typically made as part of a sale of loans on a non-recourse basis, despite carrying the securitized loans and the securitization financing on its financial statements. Furthermore, the Registrant provides no guarantees to investors with respect to the cash flow or performance of these trusts.

The securitization trust raises cash to acquire the mortgage loans from the Registrant by issuing securities to the public. These securities, known as “asset-backed securities,” are secured, or backed, by the pool of mortgage loans conveyed by the Registrant to the securitization trust. These asset-backed securities, or notes, represent senior interests in the cash flows from the mortgage loans in the trust, which entitle their holders to receive the principal collected, including prepayments of principal, on the mortgage loans in the trust. In addition, holders receive a portion of the interest paid on the loans in the trust equal to the note rate on the remaining principal balance of the notes. The securitization trust also issues an owner trust certificate (which entitles the holder to all cash flows in excess of that paid to the holders of the notes and for the costs of servicing and other associated costs of the securitization, known as “excess spread”). The mortgage loans in the trust are recorded on the Registrant’s balance sheet as mortgage loans held for investment, together with the related financing on the mortgage loans held for investment.

In connection with the Registrant’s 2005-2 securitization transaction, the Registrant issued $386.9 million in fixed rate notes and $342.1 million in one-month floating rate notes, as follows:

Class	Amount	Ratings (S&P/Moody’s/DBRS)	Weighted Average Life	Coupon

AF-1	$167,066,000	AAA/Aaa/AAA	0.90	1 Month LIBOR + 0.11%
AF-2	88,399,000	AAA/Aaa/AAA	2.00	4.361%
AF-3	64,559,000	AAA/Aaa/AAA	3.00	4.499%
AF-4	34,104,000	AAA/Aaa/AAA	5.00	4.934%
AF-5	23,487,000	AAA/Aaa/AAA	7.88	5.201%
AF-6	57,510,000	AAA/Aaa/AAA	6.59	4.781%
AV-1	91,827,000	AAA/Aaa/AAA	1.00	1 Month LIBOR + 0.09%
AV-2	34,820,000	AAA/Aaa/AAA	3.00	1 Month LIBOR + 0.25%
AV-3	48,353,000	AAA/Aaa/AAA	6.09	1 Month LIBOR + 0.37%
M-1	25,125,000	AA+/Aa1/AA (high)	5.42	5.051%
M-2	22,125,000	AA/Aa2/AA	5.41	5.101%
M-3	13,500,000	AA-/Aa3/AA (low)	5.40	5.199%
M-4	13,500,000	A+/A1/A (high)	5.40	5.348%
M-5	10,875,000	A/A2/A	5.39	5.448%
M-6	9,750,000	A-/A3/A (low)	5.39	5.547%
M-7	9,000,000	BBB+/Baa1/BBB (high)	5.39	5.746%
M-8	7,500,000	BBB/Baa2/BBB	5.39	5.895%
M-9	7,500,000	BBB-/Baa3/BBB (low)	5.39	6.639%
	$729,000,000

Additional information pertaining to the securitization financing will be filed with the Securities and Exchange Commission, following the closing of the securitization, by the Registrant’s subsidiary, Renaissance Home Equity Loan Trust 2005-2. The closing is expected to take place on or about June 29, 2005.

A copy of the press release announcing the Registrant’s second quarter 2005 securitization is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1  Press Release, dated June 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA FINANCIAL CORPORATION

Date: June 10, 2005	By:	/s/ Marc E. Miller

Title: Senior Vice President and Secretary